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Exhibit 21

                  THE LACLEDE GROUP, INC. AND SUBSIDIARIES

                       SUBSIDIARIES OF THE REGISTRANT

                                                                    PERCENT OF
                                                                   VOTING STOCK
                                                                      OWNED
                                                                   ------------

Subsidiaries of The Laclede Group, Inc. (Parent)

   Laclede Gas Company                                                 100%
   Laclede Pipeline Company                                            100%
   Laclede Investment LLC*                                             100%
   Laclede Development Company**                                       100%
   SM&P Utility Resources, Inc.                                        100%


  *Subsidiary Company of Laclede Investment LLC
    Laclede Energy Resources, Inc.                                     100%
   Subsidiary Company of Laclede Energy Resources, Inc.
    Laclede Gas Family Services, Inc.                                  100%

 **Subsidiary Company of Laclede Development Company
    Laclede Venture Corp.                                              100%


All of the above corporations have been organized under the laws of the State of Missouri.